Exhibit 107
Calculation of Filing Fees Table
Form S-3
(Form Type)
Globalstar, Inc.
(Exact Name of Registrant as Specified in its Charter)
Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Rule or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Fees to Be Paid	Equity	Common Stock, $0.0001 par value per share	457(c)	37,457,207(1)	$1.48(2)	$55,436,666.36	0.0001102	$6,109.12	–	–	–	–
Fees Previously Paid	–	–	–	–	–	–	–	–	–	–	–	–
Carry Forward Securities
Carry Forward Securities	–	–	–	–	–	–	–	–	–	–	–	–
	Total Offering Amounts					$55,436,666.36		$6,109.12
	Total Fees Previously Paid							$6,109.12(3)
	Total Fee Offsets							–
	Net Fee Due							–
1.Represents shares of common stock, $0.0001 par value per share (“Common Stock”) of Globalstar, Inc. that will be offered for resale by the selling stockholders identified in the prospectus to which this exhibit is attached. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the registrant is also registering an indeterminate number of additional shares of Common Stock issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction.
2.Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) of the Securities Act, and based upon the average of the high and low prices for a share of Common Stock as reported on the NYSE American on September 7, 2023 (such date being within five business days of the date that this registration statement was filed with the U.S. Securities and Exchange Commission).
3.In connection with the initial filing of this Registration Statement on Form S-1 (File No. 333-274440) filed with the Securities and Exchange Commission on September 8, 2023, the Registrant paid a filing fee of $6,109.12. No new securities are being registered on this post-effective amendment, so no filing fee is being transmitted herewith.